UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 7, 2008
RXI PHARMACEUTICALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512

(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)
60 Prescott Street, Worcester, MA 01605
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (508) 767-3861
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Signature

Item 8.01 Other Events
          On August 7, 2008, RXi Pharmaceuticals Corporation (the “Company”) entered into an Investment Banking Agreement (the “Turner Agreement”) with J.P. Turner & Company, LLC (“Turner”), pursuant to which Turner agreed to provide business advisory services to the Company for a period of up to twelve months in exchange for (i) a monthly advisory fee equal to $19,000 per month, and (ii) the issuance by the Company of warrants to purchase 190,000 shares of the Company’s common stock (the “Warrants”) at an exercise price per share equal to the average closing price of the Company’s common stock for the ten trading days ending three days prior to August 7, 2008, or $7.07 per share. The Warrants will vest as to 94,000 shares upon issuance, and then at a rate of 32,000 shares per month starting on the 90 day anniversary of issuance, and are exercisable for a period of five years. The Company has also agreed to give Turner unlimited “piggy back” registration rights with respect to the shares of the Company’s common stock underlying the Warrants in any registration statement filed by the Company in connection with an underwritten offering of the Company’s common stock.

Signature
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXI PHARMACEUTICALS CORPORATION
Date: August 13, 2008	By:	/s/ Stephen J. DiPalma
	Name:	Stephen J. DiPalma
	Title:	Chief Financial Officer